Exhibit 23.1

          Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the following Registration Statements of our reports dated March 5, 2008, with respect to the consolidated financial statements of VSE Corporation and subsidiaries and the effectiveness of internal control over financial reporting of VSE Corporation included in this Annual Report (Form 10-K), for the year ended December 31, 2007.


                                           Registration
                  Name                        Number              Date Filed
                  ----                        ------              ----------
Registration Statements on Form S-8
-----------------------------------
2006 Restricted Stock Plan                  333-134285             5/19/2006
Employee ESOP/401(k) Plan                    333-15307            10/31/1996
1996 Stock Option Plan                       333-15311            10/31/1996
1998 Non-employee Directors Stock Plan
and 1998 Stock Option Plan                   333-92427             12/9/1999
1998 Stock Option Plan                      333-109561             10/8/2003
2004 Stock Option Plan and
2004 Non-employee Directors Stock Plan      333-115218              5/6/2004

Registration Statement on Form S-3
----------------------------------
Non-employee Directors Stock Plan            333-15309            10/31/1996





                                                          /s/ Ernst & Young LLP



McLean, Virginia
March 5, 2008